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                                                                   Exhibit 10.18

     BIJLAGE BIJ DE NOTULEN VAN DE ALGEMENE VERGADERING VAN VENNOTEN VAN________ 2002 MET BETREKKING TOT DE BENOEMING VAN DE HEER WALTER MATTHEUS VOOR HET MANDAAT VAN BEZOLDIGD ZAAKVOERDER VAN AMI SEMICONDUCTOR BELGIUM BVBA.

OVERWEGENDE DAT:

- De Algemene Vergadering van vennoten van AMI Semiconductor Belgium BVBA (hierna 'AMIS' genoemd) tijdens haar vergadering van 6 mei 2002 de heer Walter Mattheus (hierna 'de zaakvoerder' genoemd) heeft benoemd tot onbezoldigd zaakvoerder;

- De Algemene Vergadering van vennoten van AMIS tijdens haar vergadering van ____________ 2002 heeft beslist de heer Walter Mattheus met ingang van 26 juni 2002 een vergoeding te verstrekken voor de uitoefening van zijn mandaat van zaakvoerder;

- De Algemene Vergadering van vennoten van AMIS tijdens haar vergadering van ____________ 2002 heeft beslist de zaakvoerder voor onbepaalde duur te benoemen;

-    De functie van zaakvoerder als volgt zal worden aangepast:

ARTIKEL 1      VERGOEDING

De zaakvoerder zal voor de uitoefening van zijn mandaat en van alle andere taken die hij eventueel zal vervullen bij verbonden groepsvennootschappen, een jaarlijkse vergoeding ontvangen van 337.500 EUR, te betalen in twaalf maandelijkse termijnen.

De partijen komen overeen dat de vergoeding zal slaan op de prestaties geleverd in Belgie (75%) en in de Verenigde Staten (25%) in dienst van AMI Semiconductor Inc. en overeenkomstig in deze landen zal uitbetaald worden.

De vergoeding kan jaarlijks in gemeonschappelijk overleg worden geevalueerd.

ARTIKEL 2      TERUGBETALING VAN ONKOSTEN

AMIS zal de door de zaakvoerder gemaakte kosten terugbetalen door middel van een totaal jaarlijks forfaitair nettobedrag van 10.000 EUR, te betalen in twaalf maandelijkse termijnen. Dit forfait zal de volgende kosten dekkeni onkosten verband houdend met bedrijfsactiviteiten van AMIS.


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Naast de hierboven vermelde kosten zal AMIS, na voorlegging van een onkostennota door de zaakvoerder de kosten terugbetalen die de zaakvoerder redelijkerwijze heeft opgelopen in de uitoefening van zijn mandaat.

De zaakvoerder zal AMIS een lijst van de gemaakte kosten bezorgen, samen met stavingsstukken voor deze kosten.

Vergoedingen die worden betaald voor aanvullende uitgaven, zoals hierboven vermeld, gelden enkel als terugbetaling van kosten en kunnen geenszins, rechtstreeks of onrechtstreeks, worden beschouwd als deel van de normale vergoeding.


ARTIKEL 3      BEDRIJFSWAGEN

AMIS zal een bedrijfswagen (van het type Mercedes E320 of gelijkwaardig) ter beschikking stellen van de zaakvoerder overeenkomstig het budget waarin hiervoor is voorzien en overeenkomstig het beleid van AMIS inzake bedrijfswagens.

Het prive-gebruik van de bedrijfswagen zal worden beschouwd als een in Belgie belastbaar voordeel en zal dus als zodanig worden aangegeven overeenkomstig de Belgische belastingwetgeving.


ARTIKEL 4      BUITENWETTELIJKE VOORDELEN

In zijn hoedanigheid van zaakvoerder van AMIS, zal de zaakvoerder deelnemen aan de algemene groepsverzekeringsregeling die binnen de onderneming van toepassing is.

AMIS zal de beheerder van het pensioenplan op de hoogte brengen van het bedrag van de vergoeding dat pensioenrechten opent en zal alle bijdragen betalen overeenkomstig het bedrijfspensioenplan voor zelfstandige zaakvoerders dat bij AMIS van toepassing is.

Verder zal de zaakvoerder ook deelnemen in de ziekte- en invaliditeitsverzekering die bij AMIS van toepassing is, en in de overlijdensverzekering.


ARTIKEL 5      AANDELENOPTIEPLAN

De zaakvoerder zal in aanmerking komen voor het Amerikaanse "AMI Semiconductor, Inc. Stock Option Plan". AMIS heeft de Board of Directors van AMI Semiconductor Inc. (hierna genoemd de "Board" aanbevolen dat de zaakvoerder opties zal toegekend worden ten belope van 300.000 aandelen ("shares of Stock"). Het aantal aandelen is voorwaardelijk en hangt af van de goedkeuring door de Board, De uitoefeningsprijs zal eveneens beslist worden op de volgende vergardering van de Board. De verkrijgingsperiode bedraagt 4 jaar, een volledig jaar tewerkstelling is vereist voor de eerste 25%, daarna zal de resterende 75% maandelijks verworven worden over de volgende 36 maanden.

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ARTIKEL 6  BONUSREGELINGEN

De zaakvoerder zal ook in aanmerking blijven komen voor het "Retention Bonus Plan" van AMIS van 40% van de jaarlijkse vergoeding welke betaalbaar is voor de helft na 6 maanden en voor de andere helft na 12 maanden indien hij actief blijft bij AMIS. Hij zal eveneens in aanmerking komen voor het bonusplan voor het management ten belope van 50% van de jaarlijkse vergoeding afhankelijk van de verwezenlijking van de bedrijfs- en individuele doelstellingen die door de Board zullen bepaald worden. Deze beide bonusplannen zullen later gedetailleerder beschreven worden eens de Board is samengekomen.

ARTIKEL 7  AANSPRAKELIJKHEIDSVERZEKERING

AMIS zal al het nodige doen om ervoor te zorgen dat de aansprakelijkheidsverzekering voor "Directors" en "Officers" die bij de moedervennootschap (AMI Semiconductor Inc.) van toepassing is, de burgerlijke aansprakelijkheid van de zaakvoerder evenals alle verdedigingskosten met betrekking tot burgerrechtelijke, strafrechtelijke en/of administratieve geschillen zal dekken.

ARTIKEL 8  BEEINDIGING VAN HET MANDAAT

Elk van de partijen kan het mandaat beeindigen overeenkomstig het gemeen burgerlijk recht en vennootschapsrecht.

Indien AMIS het mandaat beeindigt, zal AMIS evenwel het volgende betalen:

-- Een bedrag van 3 keer de totale vergoeding. De totale vergoeding wordt als volgt bepaald;

1. de jaarlijkse vergoeding, zoals bepaald in artikel 1 van onderhavige voorwaarden, verdiend gedurende de laatste twaalf maanden, waarbij de laatste maandelijkse uitbetaling als basis zal dienen voor de berekening van de jaarlijkse vergoeding;

2. de eventuele bijkomende bedragen die tijdens de laatste twaalf maanden zouden zijn betaald;

3. de waarde van de voordelen in natura van het prive-gebruik van de bedrijfswagen zoals bepaald in artikel 3;

4. de bijdragen betaald voor de buitenwettelijke voordelen zoals bepaald in artikel 4.

-- Een aanvullend bedrag van een twaalfde van de hierboven bepaalde totale vergoeding zal worden uitbetaald voor elke volledig bereikte periode van 1 jaar ancienniteir vanaf de inwerkingtreding van de huidige bijlage.

-- Deze vergoeding is niet verschuldigd indien het mandaat wordt beeindigd wegens een aan de zaakvoerder toe te schrijven zware fout of omdat de zaakvoerder de leeftijd van 65 jaar heeft bereikt. Als zware four zal enkel het volgende worden beschouwd: bedrog en opzettelijke bedoeling om schade te veroorzaken.

Indien de zaakvoerder het mandaat wenst te beeindigen dient deze een redelijke opzeggingstermijn van 3 maanden in acht te nemen met het oog op zijn vervanging en de

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overdracht van verantwoordelijkheden. Indien de zaakvoerder deze opzeggingtermijn niet in acht neemt is hij aan AMIS een opzeggingsvergoeding verschuldigd die overeenstemt met de maandelijkse vergoedingen van de zaakvoerder voor de betreffende opzeggingstermijn.

ARTIKEL 9      TOEPASSELIJKE WETGEVING

Deze bijlage is onderworpen aan het Belgische racht.

Opgesteld te Oudenaarde op 26 Juni 2002 in twee originelen, waarvan elke partij verklaart er een te hebben ontvangen.

/s/ Walter Mattheus
--------------------
AMIS
Hierbij vertegenwoordigd door Walter Mattheus
In zijn hoedanigheid van gevolmachtigde van de vennoten

De zaakvoerder aanvaardt hierbij het mandaat van bezoldigd zaakvoerder en aanvaardt de hierboven uiteengezette voorwaarden en verbindt zich ertoe ze in acht te nemen.

/s/ Walter Mattheus
--------------------
Walter Mattheus

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        APPENDIX TO THE MINUTES OF THE GENERAL SHAREHOLDERS' MEETING OF
             .........2002, REGARDING THE APPOINTMENT OF MR. WALTER
         MATTHEUS IN THE OFFICE OF COMPENSATED DIRECTOR ("ZAAKVOERDER")
                       OF AMI SEMICONDUCTOR BELGIUM BVBA.


WHEREAS:

- The General Shareholders' Meeting of AMI Semiconductor Belgium BVBA (hereafter referred to as 'AMIS') has appointed Mr. Walter Mattheus (hereafter referred to as 'the Director') as a non-compensated Director ("zaakvoerder") in its meeting of 6 May 2002;

- The General Shareholders' Meeting of AMIS has decided in its meeting of , 2002 to provide Mr. Walter Mattheus with a compensation for the performance of his duties as a Director ("zaakvoerder") as from 26 June
   2002;

- The General Shareholders' Meeting of AMIS has decided in its meeting of , 2002 to appoint the Director for an undefined period;

-  The function of Director will be adapted as follows:


ARTICLE 1      COMPENSATION

The Director shall receive a yearly compensation of 337,500 EUR for the execution of his mandate and of any other duties he would fulfil with related group companies, payable in twelve monthly instalments.

The parties have agreed that the compensation will consist of compensations for services rendered in Belgium (75%) and services rendered in the United States of America (25%) in service of AMI Semiconductor Inc. and will be paid in these countries accordingly.

The compensation can be evaluated on a yearly basis by mutual consent.


ARTICLE 2      REIMBURSEMENT OF EXPENSES

AMIS will reimburse the expenses of the Director by means of a total yearly fixed net lump sum of EUR 10,000 payable in twelve monthly installments. This lump sum reimbursement will cover the business related expenses.


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Furthermore, the expenses that the Director reasonably incurred in the performance of his Office, other than the aforementioned, shall be reimbursed by AMIS, upon presentation of an expense note.

The Director shall provide AMIS with a list of the expenses incurred, accompanied by documentary evidence supporting the aforesaid expenses.

Compensations paid for business expenses, as stated above, shall exclusively cover repayment of costs and can in no event be considered, directly or indirectly, as part of the normal compensation.

ARTICLE 3      COMPANY CAR

AMIS shall put a company car (Type Mercedes E320 or equivalent) at the disposal of the Director in accordance with the budget provided for this purpose as well as with the company car policy of AMIS.

The private use of the company car shall be considered as a taxable benefit in Belgium and shall therefore be declared as such in accordance with the Belgian tax legislation.

ARTICLE 4      NON-STATUTORY CORPORATE BENEFITS

In his capacity of Director of AMIS, the Director will participate in the general group insurance scheme applicable within the company.

AMIS shall inform the pension plan administrator of the pensionable compensation and shall pay all contributions in accordance with the company pension plan for self-employed directors as applicable within AMIS.

Further, the Director will also participate in the insurance for illness and disability applicable within AMIS and in the insurance in case of death.

ARTICLE 5      STOCK OPTION PLAN

The Director will be eligible for the AMI Semiconductor Inc. Stock Option Plan. We have recommended to the Board of Directors of AMI Semiconductor Inc (hereafter called the "Board") that you be awarded options in the amount of 300,000 shares of Stock. The amount of stock is subject to Board approval and the exercise price of the grant will also be established at the next Board meeting. The vesting term is 4 years, one full year of employment is required for the first 25%, thereafter, the remaining 75% is vested monthly over the next 36 months.

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ARTICLE 6      BONUS SCHEMES

The Director will also remain eligible for the retention bonus plan within AMIS of 40% of the yearly compensation payable 50% at 6 months and another 50% at 12 months if he remains active with the company. He will also remain eligible for the management bonus scheme of 50% of the yearly compensation depending on the achievement of company and individual objectives to be established by the Board. Both of these bonus plans will be described in more detail once the Board has met.

ARTICLE 7      LIABILITY INSURANCE

AMIS will do whatever is necessary to have the parent company's (AMI Semiconductor Inc.) Directors and Officers liability insurance covering the civil liability of the Director, as well as all defense costs in civil, criminal and/or administrative proceedings.

ARTICLE 8      TERMINATION

The Office can be terminated by either party in accordance with the general civil and corporate legislation.

However, if the Office is terminated by AMIS, the latter will make the following payments:

- A sum of 3 times the total compensation. The total compensation is defined as:

1. the yearly compensation, as defined in article 1 of the current Terms and Conditions, earned during the past twelve months period, whereby the last monthly instalment will be the basis to calculate the yearly compensation;

2.  the additional amounts paid during the last twelve months period, if any;

3. the value of the benefits in kind for the private use of the company car as defined in article 3;

4. the contributions paid for the non-statutory corporate benefits as defined in article 4.

- A supplement of one twelfth of the total compensation as described above for every completed period of 1 year seniority as from the start of the underlying Terms and Conditions.

- This payment is not payable if the Office is terminated on grounds of a serious breach ascribed to the Director or because the Director has reached the age of 65. Will only be considered as a serious breach: fraud, wilful intention to cause loss.

If the Director wishes to terminate the Office, a reasonable notice period of 3 months, in view of replacement and transfer of responsibilities, should be observed. Should the Director not observe this notice period, a severance pay equal to the monthly instalments of the Director for such notice period should be paid out to AMIS.


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ARTICLE 9      APPLICABLE LAW

The present appendix shall be governed by Belgian law.



Drawn up at Oudenaarde on ..................... 2002 in two copies, whereby each party acknowledges having received one original.





-----------------------------------
AMIS
Hereby represented by Walter Mattheus
In his capacity of proxy holder of the shareholders



The Director herewith declares to accept the mandate as remunerated Director and to accept and comply with all the abovementioned Terms and Conditions.





-----------------------------------
Walter Mattheus


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